UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2009

CASCADE MICROTECH, INC.

(Exact name of registrant as specified in its charter)

OREGON	000-51072	93-0856709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2430 N.W. 206th Avenue

Beaverton, Oregon 97006

(503) 601-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINT MENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 2, 2009, Cascade Microtech, Inc. (the “Company”) announced that Geoff Wild has resigned as the Company’s Chief Executive Officer effective as of December 1, 2009, and will resign from the Board of Directors and as President of the Company effective as of December 29, 2009. The Company intends to promptly commence a search process to find a successor. Dr. F. Paul Carlson, the Company’s lead director, has been elected Chairman of the Board and appointed Chief Executive Officer of the Company effective as of December 1, 2009. Dr. Carlson will be appointed President of the Company effective as of December 29, 2009. Dr. Carlson, 71, has served as a member of the Company’s Board of Directors since 1992. In 1991, he founded and has since been President and Chief Executive Officer of the Carlson Group of Companies, a company specializing in business re-engineering and restructuring, and the financing and development of early-stage companies. Earlier, Dr. Carlson was Vice President of strategy and business development at Honeywell, Inc.

On December 2, 2009, the Company issued a press release relating to these matters. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	Press Release issued by Cascade Microtech, Inc. on December 2, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on December 2, 2009.

CASCADE MICROTECH, INC.
(Registrant)

By	/s/ STEVEN SIPOWICZ
Steven Sipowicz
Vice President and Chief Financial Officer